EXHIBIT 99.1

TranSwitch Completes Acquisition of Mysticom Ltd., Developer of

High-Performance, Low-Power, Multi-Gigabit Ethernet Transceivers

SHELTON, CT – January 31, 2006 – TranSwitch® Corporation (NASDAQ: TXCC), a leading provider of high-speed semiconductor solutions for voice, data and video communications, today announced that it has completed its acquisition of Mysticom Ltd., a privately-held developer of high-performance, low-power, multi-Gigabit Ethernet transceivers for the communications industry.

TranSwitch acquired the Israel-based company through the issuance of approximately $5 million of TranSwitch Common Stock. Upon the satisfactory achievement of stipulated revenue objectives and a positive operating cash flow over the next 12 months, TranSwitch will pay up to an additional $10 million in the form of TranSwitch stock or cash, at its option. Mysticom Ltd. will operate as a wholly owned subsidiary of TranSwitch.

“The acquisition of Mysticom should allow us to integrate high-speed SerDes and PHY capabilities in TranSwitch’s next generation of products as the market for 10-Gbps ports on telecommunications and data communications equipment grows,” said Dr. Santanu Das, president and CEO of TranSwitch. “This will enhance our position in the Carrier-class Ethernet market.”

Mysticom, a fabless semiconductor company, designs, develops and markets 10 Gigabit Ethernet transceivers for a variety of applications, including data center, enterprise, server, storage and high-definition video. Mysticom’s family of 10 Gigabit Ethernet transceivers delivers superior interconnect performance over a variety of cable media and is fully compliant with CX4, LX4, and XAUI standards. The patented designs of these products provide extremely low-power consumption in very small form

TranSwitch Acquires Mysticom, Ltd. – page 2

factors. Mysticom also markets intellectual property (IP) cores for Fast Ethernet (10/100) and Gigabit Ethernet (GbE) PHY applications.

SVB Alliant, the investment banking subsidiary of SVB Financial Group, exclusively represented Mysticom Ltd. in this transaction.

About TranSwitch

TranSwitch Corporation designs, develops and markets innovative semiconductors that provide core functionality and complete solutions for voice, data and video communications network equipment. As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs). TranSwitch devices are inherently flexible, many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction. TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001:2000 registered company. For more information, visit www.transwitch.com.

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Forward-looking statements in this release, including statements regarding management’s expectations for future financial results and the markets for TranSwitch’s products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results involve risks and uncertainties, including without limitation risks associated with acquiring new businesses; of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks relating to TranSwitch’s indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch’s filings with the Securities and Exchange Commission.

TranSwitch is a registered trademark of TranSwitch Corporation. Mysticom is a registered trademark of Mysticom Ltd.

For more information contact:

Joyce Clark, Director

Marketing Communications

TranSwitch Corporation

3 Enterprise Dr.

Shelton, CT 06484

203.929.8810 ext. 2609

joyce.clark@transwitch.com